Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Metagenomi Therapeutics, Inc. (the “Company”) for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2026	By:	/s/ Jian Irish
Jian Irish, Ph.D., M.B.A.
President and Chief Executive Officer (Principal Executive Officer)

Date: March 5, 2026	By:	/s/ Pamela Wapnick
Pamela Wapnick, MBA
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)